                                                                  EXHIBIT 10.10



                                   AGREEMENT


                           for term loan facilities


                                      for


                        FOUR MEDIA COMPANY ASIA PTE LTD



                                   Lee & Lee
                           5 Shenton Way, Level 19
                                 UIC Building
                                Singapore 0106

                                   CONTENTS
                                   --------

Clause                      Heading                                  Page No
------                      -------                                  -------
 1.           Purpose and Definitions                                    1

 2.           The Term Loan Facility                                     5

 3.           Fees and Expenses                                          8

 4.           Payments and Accounts                                      9

 5.           Representations and Warranties                            10

 6.           Undertakings                                              13

 7.           Conditions                                                17

 8.           Events of Default                                         18

 9.           Default Interest and Indemnities                          21

10.           Unlawfulness and Increased Costs                          21

11.           Set-off                                                   23

12.           Assignment                                                23

13.           Notices and Other Matters                                 23

14.           Law                                                       24


Schedule
--------
 1.           Form of Drawdown Notice                                   25

 2.           List of Documents and Evidence                            26

THIS AGREEMENT is dated 22 February 1995 and made BETWEEN

(1) FOUR MEDIA COMPANY ASIA PTE LTD a company incorporated in Singapore and having its registered office at 9 Penang Road #13-21, Park Mall, Singapore 0923 (the "BORROWER"); and

(2) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED a company incorporated in Hong Kong and having a place of business at 40-A Orchard Road #01-00, MacDonald House, Singapore 0923 (the "Bank").

BY WHICH IT IS AGREED as follows: -


1.     PURPOSE AND DEFINITIONS
       -----------------------

1.01 This Agreement sets out the terms and conditions upon and subject to which the Bank agrees to make available to the Borrower loan and other facilities to be used in connection with the financing and/or refinancing of the acquisition of certain machinery and equipment.

1.02   In this Agreement, unless the context otherwise requires:-

       "Advance" means the drawing or (as the case may be) drawings of Tranche 1 made by the Borrower pursuant to Clause 2;

       "Assignment" means a first legal assignment (in form and substance satisfactory to the Bank) executed or to be executed by the Borrower of all its present and future rights title and interest in and to all moneys from time to time payable under or contemplated by the MTV Contract by way of security for the performance of the Borrower's obligations under this Agreement;

       "Bank" includes the successors in title and assigns of the Bank;

       "Banking Day" means a day (other than Saturday or Sunday or a public holiday) on which banks are open for business generally in Singapore;

       "Cancellation Date" has the meaning ascribed thereto in the MTV
       Contract;

       "Cancellation Option" has the meaning ascribed thereto in the MTV
       Contract;

       "Confirmation Date" means the Actual Commencement Date (as defined in the MTV Contract);

       "Debenture" means a first debenture (in form and substance satisfactory to the Bank) executed or to be executed by the Borrower over all its assets and undertakings by way of security for the performance of the Borrower's obligations under this Agreement;

       "Deed of Subordination" means a deed of subordination (in form and substance satisfactory to the Bank) to be executed by the Guarantor;

       "Dollars" and "S$" mean the lawful currency of Singapore and (in respect of all payments to be made under this Agreement) mean immediately available and freely transferable funds;

       "Drawdown Notice" means the notice substantially in the terms of Schedule 1;

       "Drawdown Period" means:

            (i) in relation to Tranche 1 the period commencing from the date of this Agreement and ending on 31 May 1995; and

            (ii) in relation to Tranche 2 the period commencing from the
                 Confirmation Date and ending on 30 June 1995,

       or ending on such earlier date (if any) on which the obligations of the Bank are terminated pursuant to Clause 8.02 or 10;

       "Event of Default" means any of the events or circumstances described in Clause 8.01;

       "Facilities" includes the Term Loan Facility;

       "First Repayment Date" means the date falling 25 months after the First Drawdown Date;

       "First Drawdown Date" means the date of the first drawdown or utilization of the Facilities;

       "Guarantee" means the guarantee (in form and substance satisfactory to the Bank) of the Borrower's obligations under this Agreement given or to be given by the Guarantor in favour of the Bank;

       "Guarantor" means Four Media Company, U.S.A. a corporation incorporated in the state of Delaware, the United States of America with its principal place of business at 2813 West Alameda Avenue, Burbank, California 91505-4455, U.S.A.;

       "Indebtedness" means any obligation for the payment or repayment of money, whether present or future, actual or contingent;

       "Interest Payment Date" means the last day of an Interest Period;

       "Interest Period" means each period for the calculation of interest in respect of an Advance calculated in accordance with Clause 2.08;

       "Machinery and Equipment" means the machinery and equipment in relation to the provision of production and/or post production facilities to be financed, inter alia, by the Term Loan Facility;

       "MTV Asia LDC" means a company incorporated in Cayman Islands with its registered office at Caledonian Bank & Trust Limited, P.O. Box 1043, Grand Cayman, Cayman Islands, B.W.I.;

       "MTV Contract" means the contract entered or to be entered into by the Borrower with MTV Asia LDC under the terms of which the Borrower will, inter alia, make available to MTV Asia LDC its premises, crew members, certain equipment and production and/or post-production facilities in consideration of which MTV Asia LDC will, inter alia, pay to the Borrower a monthly fee;

       "Prime Rate" means the rate of interest from time to time publicly quoted by the Bank to be its prime rate for loans in Dollars);

       "Project Costs" means the aggregate costs of the setting up and construction of the production and/or post production facilities, including without limitation, the costs of the Machinery and Equipment, installation and wiring of the said facilities and any and all start-up costs in connection with the said facilities;

       "Repayment Dates" means the First Repayment Date and each of the 59 dates falling at successive monthly intervals thereafter;

       "Security Documents" means the Assignment, the Debenture, the Guarantee, the Deed of Subordination and any other document from time to time executed by way of security for the performance of the Borrower's obligations under this Agreement;

       "Taxes" includes all present and future taxes, levies, imposts, duties, fees or charges of whatever nature together with interest thereon and penalties in respect thereof and "Taxation" shall be construed accordingly;

       "Term Loan" means the principal amount owing to the Bank in respect of the Term Loan Facility at any relevant time;

       "Term Loan Facility" means the facility made available by the Bank pursuant to Clause 2;

       "Term Loan Interest Payment Date" means:

       (a)    in respect of an Advance, the Interest Payment Date; and

       (b)    in respect of Tranche 2, the Tranche 2 Interest Payment Date;

       "Term Loan Interest Period" means:

       (a)    in respect of an Advance, the Interest Period; and

       (b)    in respect of Tranche 2, the Tranche 2 Interest Period;

       "Termination Date" means the date falling 84 months after the First Drawdown Date;

       "Tranche 1" means that portion of the Term Loan made available to the Borrower pursuant to Clause 2.01(a) or (as the case may be) the aggregate principal amount owing to the Bank in respect thereof;

       "Tranche 2" means that portion of the Term Loan made available to the Borrower pursuant to Clause 2.01(b) or (as the case may be) the aggregate principal amount owing to the Bank in respect thereof;

       "Tranche 2 Drawdown Date" means the date, being a Banking Day, on which Tranche 2 is, or is to be, drawndown;

       "Tranche 2 Drawdown Notice" means a notice substantially in the terms of
       Schedule 1;

       "Tranche 2 Interest Payment Date" means the last day of a Tranche 2 Interest Period;

       "Tranche 2 Interest Period" means each period for the calculation of interest in respect of Tranche 2 calculated in accordance with Clause 2.08; and

       "US Dollars" and "US$" mean the lawful currency of the United States of America and (in respect of all payments to be made under this Agreement) mean immediately available and freely transferable funds;

       "Year 1" means the period commencing from the First Drawdown Date and ending on the date falling one year from the first Drawdown Date;

       "Year 2" means the period commencing from the date falling immediately after the end of Year 1 and ending on the date falling two years from the First Drawdown Date;

       "Year 3" means the period commencing from the date falling immediately after the end of Year 2 and ending on the date falling three years from the First Drawdown Date;

       "Year 4" means the period commencing from the date falling immediately after the end of Year 3 and ending on the date falling four years from the First

                                       5
       Drawdown Date;

       "Year 5" means the period commencing from the date falling immediately after the end of Year 4 and ending on the date falling five years from the First Drawdown Date;

       "Year 6" means the period commencing from the date falling immediately after the end of Year 5 and ending on the date falling six years from the First Drawdown Date;

       "Year 7" means the period commencing from the date falling immediately after the end of Year 6 and ending on the date falling on the Termination Date.

1.03 Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement. In this Agreement, unless the context otherwise requires, references to Clauses and Schedules are to be construed as references to clauses of and schedules to, this Agreement and references to this Agreement include its Schedules, words importing the plural shall include the singular and vice versa and references to a person shall be construed as references to an individual, firm, company, corporation, unincorporated body of persons or any State or any agency thereof and references to a time of day shall be to Singapore time.


2.     THE TERM LOAN FACILITY
       ----------------------

2.01 The Bank, relying upon the representations and warranties in Clause 5, agrees to lend to the Borrower in respect of the Term Loan Facility upon and subject to the terms of this Agreement the principal sum of up to S$16,950,000 comprising:

       (a)   Tranche 1 not exceeding the principal sum of S$15,093,000; and

       (b)   Tranche 2 not exceeding the principal sum of S$1,857,000.

2.02   (a)   Subject to the terms and conditions of this Agreement, each Advance shall be made to the Borrower following receipt by the Bank of a Drawdown Notice no later than 10 a.m. on the third Banking Day before the date on which the proposed Advance is intended to be made. The Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in this Agreement, be irrevocable.

       (b) Subject to the terms and conditions of this Agreement, Tranche 2 shall be made to the Borrower in full following receipt by the Bank of the Tranche 2 Drawdown Notice no later than 10 a.m. on the third Banking Day before the proposed Tranche 2 Drawdown Date. The Tranche 2 Drawdown Notice shall be effective on actual receipt by the Bank and, once given, shall, subject as provided in this Agreement, be irrevocable.

2.03 Each Advance and Tranche 2 may only be drawndown on a Banking Day falling within the Drawdown Period. Each Advance and Tranche 2 shall be used by the Borrower in connection with the financing or refinancing of the acquisition of the Machinery and Equipment but the Bank need not check that it does so.

2.04   No Advance shall be made unless:

       (a)   each Advance is of a minimum of S$1,000,000;

       (b) the applicable Drawdown Notice is accompanied by evidence satisfactory to the Bank (including, without limitation, such invoices acceptable to the Agent) confirming the costs of the relevant part of the Machinery and Equipment; and

       (c) the amount of the Advance requested in the applicable Drawdown Notice is not more than the costs of the relevant part of the Machinery and Equipment as confirmed pursuant to (b) above.

2.05   (a)   Upon receipt of a Drawdown Notice complying with the terms of this
             Agreement the Bank shall, subject to the provisions of Clause 7, on the date specified in the Drawdown Notice make the requested
             Advance available to the Borrower on the Drawdown Date in accordance with Clause 4.02.

       (b) Upon receipt of the Tranche 2 Drawdown Notice complying with the terms of this Agreement the Bank shall, subject to the provisions of Clause 7, on the date specified in the Tranche 2 Drawdown Notice make Tranche 2 available to the Borrower on the Tranche 2 Drawdown Date in accordance with Clause 4.02.

2.06   (a)   All or any part of Tranche 1 undrawn at the end of the Drawdown
             Period applicable thereto shall thereupon be automatically cancelled and the Borrower shall pay a cancellation fee calculated in accordance with the provisions of Clause 2.13.

       (b) All or any part of Tranche 2 undrawn at the end of the Drawdown Period applicable thereto shall thereupon be automatically cancelled and the Borrower shall pay a cancellation fee calculated in accordance with the provisions of Clause 2.13.

2.07   (a)   Up to but not including the Confirmation Date the Borrower shall pay interest on each Advance or, as the case may be, Tranche 1 in respect of each Interest Period relating thereto on each Interest
             Payment Date at the rate per annum determined by the Bank to be the aggregate of (i) three per cent per annum and (ii) the Prime Rate calculated on a basis of a year of 365 days.

       (b) From and after the Confirmation Date the Borrower shall pay interest on each Advance or, as the case may be, Tranche 1 in respect of each Interest Period relating thereto on each Interest Payment Date at the rate per annum determined by the Bank to be the aggregate of (i) one point two five per cent. per annum and (ii) the Prime Rate calculated on a basis of a year of 365 days.

       (c) The Borrower shall pay interest on Tranche 2 in respect of each Tranche 2 Interest Period relating thereto on each Tranche 2 Interest Payment Date at the rate per annum determined by the Bank to be the aggregate of (i) one point two five per cent. per annum and (ii) the Prime Rate calculated on a basis of a year of 365 days.

2.08 Every Interest Period and Tranche 2 Interest Period shall be of the duration of one month but so that:

       (a)   (i)  the first Interest Period in respect of each Advance shall commence on its Drawdown Date and end on the same day as the then current Interest Period in respect of Tranche 1 and each subsequent Interest Period shall commence forthwith upon the expiry of the previous Interest Period;

             (ii) the first Tranche 2 Interest Period shall commence on the
                  Tranche 2 Drawdown Date and each subsequent Tranche 2 Interest Period shall commence forthwith upon the expiry of the previous Tranche 2 Interest Period; and

       (b) if the final Interest Period and/or Tranche 2 Interest Period would otherwise overrun the Termination Date, then such Interest Period and/or Tranche 2 Interest Period (as the case may be) shall be abridged so as to end on that date.

2.09 The Borrower shall repay the Term Loan by 60 instalments, one such instalment to be repaid on each of the Repayment Dates. The principal amount of each such instalment shall, subject to the provisions of this Agreement, be S$282,500 or such other lower amount as the Bank may from time to time agree.

2.10 Upon giving not less than 30 Banking Days' notice to that effect to the Bank, the Borrower may prepay the Term Loan after the end of the Drawdown Period in whole or part (being S$250,000 or any larger sum which is an integral multiple of S$250,000) on any Term Loan Interest Payment Date upon payment of a prepayment fee at the rate of one per cent. on the principal amount prepaid together with accrued interest to the date of prepayment.

2.11 Every notice of prepayment shall be effective only on actual receipt by the Bank, shall be irrevocable and shall oblige the Borrower to make such prepayment on the date specified. No amount prepaid may be redrawn and any amount prepaid pursuant to Clause 2.10 shall be applied in reducing the repayment instalments under Clause 2.10 in inverse order of their due dates for payment. The Borrower may not prepay the Term Loan or any part thereof save as expressly provided in this Agreement.

2.12 The Borrower may by one month's advance notice to that effect to the Bank (effective only on actual receipt) cancel the Term Loan Facility which has not been borrowed or requested in a Drawdown Notice or the Tranche 2 Drawdown Notice in whole or in part (being S$250,000 or any larger sum which is an integral multiple of S$250,000) upon payment of a cancellation fee of one per cent. of the cancelled amount of the Term Loan Facility. Any such notice of cancellation, once given, shall be irrevocable.


3.     FEES AND EXPENSES
       -----------------

3.01 The Borrower shall pay to the Bank on the date falling at three-monthly intervals after the date of this Agreement commitment fee at a rate of
       0.25 per cent. per annum computed on the daily unutilized amount of the Term Loan Facility which remain available for drawing under this Agreement.

3.02 The Borrower shall pay to the Bank on the date falling one year after the date of this Agreement and on each anniversary thereof a facility fee of S$3,000 or such other amount as the Bank may at its sole discretion determine provided that such facility fee shall not exceed the sum of S$10,000 per year.

3.03   The Borrower shall pay to the Bank on demand: -

       (a) all expenses (including legal, printing and out-of-pocket expenses) incurred by the Bank in connection with the negotiation, preparation and execution of this Agreement or the Security Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement or the Security Documents;

       (b) all expenses (including legal, printing and out-of-pocket expenses on a full indemnity basis) incurred by the Bank in connection with the enforcement of, or preservation of any rights under, this Agreement and the Security Documents or otherwise in respect of the moneys owing thereunder together with interest at the respective rates referred to in Clause 9.01 from the date on which such expenses were expended to the date of payment (as well after as before judgment); and

       (c) all goods and services, value added and other similar taxes payable on all such expenses.

3.04 The Borrower shall pay all stamp, documentary, registration or other like duties (including any duties payable by the Bank) imposed on or in connection with this Agreement or the Security Documents and shall indemnify the Bank against any liability arising by reason of any delay or omission by the Borrower to pay such duties or taxes.


4.     PAYMENTS AND ACCOUNTS
       ---------------------

4.01 All payments to be made by the Borrower under this Agreement shall be made in full, without any set-off or counterclaim whatsoever and, subject as provided in Clause 4.05, free and clear of any deductions or withholdings, in the currency in which such sum is payable on the due date to such account as the Bank may specify to the Borrower for this purpose.

4.02 All sums to be advanced by the Bank to the Borrower under this Agreement shall be remitted in the currency in which such sum is to be advanced to such account as the Borrower may specify to the Bank for this purpose.

4.03 When any payment would otherwise be due, or any Interest Period would otherwise end, on a day which is not a Banking Day, the next following Banking Day shall be substituted for such day unless such next following Banking Day falls in the next calendar month in which case the immediately preceding Banking Day shall be substituted therefor.

4.04 All interest, commissions and other payments of an annual nature under this Agreement shall accrue from day to day and be calculated on the basis of actual days elapsed and a 365 day year. Any certificate or determination of the Bank as to any rate or interest or any other amount payable under this Agreement shall, in the absence of manifest error, be conclusive and binding on the Borrower.

4.05 If at any time the Borrower is required to make any deduction or withholding in respect of Taxes from any payment to the Bank under this Agreement, the sum due from the Borrower in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Bank receives on due date a net sum equal to the sum which it would have received had no such deduction or withholding been required to be made and the Borrower shall indemnify the Bank against any losses or costs incurred by the Bank by reason of any failure of the Borrower to make any such deduction or withholding. The Borrower shall promptly deliver to the Bank any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any deduction or withholding as aforesaid.

4.06 If following any such deduction or withholding as is referred to in Clause 4.05 from any payment by the Borrower, the Bank shall receive or be granted a credit against or remission for any Taxes payable by it, the Bank shall, subject to the Borrower having made any increased payment in accordance with Clause 4.05 and to the extent that the Bank can do so without prejudicing the retention of the amount of such credit or remission and without prejudice to the right of the Bank to obtain any other relief or allowance which may be available to it, reimburse the Borrower with such amount as the Bank shall in its absolute discretion certify to be the proportion of such credit or remission as will leave the Bank (after such reimbursement) in no worse position that it would have been in had there been no such deduction or withholding from the payment by the Borrower as aforesaid.

4.07 The Bank shall maintain an account evidencing the amounts from time to time lent by, owing to and paid to it under this Agreement. Such account shall, in the absence of manifest error, be conclusive as to the amount from time to time owing by the Borrower under this Agreement.


5.     REPRESENTATIONS AND WARRANTIES
       ------------------------------

5.01   The Borrower hereby represents and warrants to the Bank that: -

       (a) the Borrower is a limited liability company and the Guarantor is a corporation duly incorporated and validly existing under the laws of their respective countries of incorporation with full power and authority to own their respective properties and assets and to carry on their respective businesses;

       (b) the Borrower has full power and authority to enter into this Agreement and the Security Documents to which it is a party, to borrow and incur indebtedness hereunder, to comply with the provisions of and to perform all its obligations under this Agreement and the Security Documents to which it is a party and has taken all necessary corporate and other action to authorize the borrowing hereunder and the execution, delivery and performance of this Agreement and the Security Documents to which it is a party;

       (c) the Guarantor has full power and capacity to enter into the Security Documents to which it is a party, to comply with the provisions thereof and to perform all of its obligations thereunder;

       (d) this Agreement constitutes and the Security Documents when executed and delivered will constitute, valid and legally binding, direct and unconditional obligations of the parties thereto respectively;

       (e) no Event of Default or event or circumstance which constitutes or which with the giving of notice or lapse of time and/or determination of materiality or other condition would become an Event of Default has occurred and is continuing;

       (f) none of the Borrower and the Guarantor is in breach of or default under any law or order applicable to it or under any agreement or other instrument to which it is a party or by which it or any of its respective assets may be bound or affected or to which any other person is a party for whom the Borrower or the Guarantor is responsible by reason of any guarantee, indemnity, law or order; and no event or omission has occurred which entitles (or may, with the giving of notice and/or the lapse of time and/or the fulfilment of any other condition, entitle) any creditor or creditors of the Borrower or the Guarantor to declare any Indebtedness of any of them due and payable prior to its specified maturity or to cancel or terminate any loan or other credit facility or to decline to make any advances or further advances thereunder;

       (g)   (i)  except as otherwise disclosed to the Bank in writing before the date of this Agreement, no litigation, arbitration or administrative proceeding involving a claim of a sum exceeding US$150,000 before or of any court, tribunal, arbitrator or governmental authority is presently taking place, pending or to its knowledge (having made all reasonable enquiries) threatened against the Guarantor or any of its properties or assets other than those which, in the opinion of the Bank, are of a frivolous or vexatious nature;

             (ii) no litigation, arbitration or administrative proceeding involving a claim of a sum exceeding S$500,000 before or of any court, tribunal, arbitrator or governmental authority is presently taking place, pending or to its knowledge (having made all reasonable enquiries) threatened against the Borrower or any of its properties or assets other than those which, in the opinion of the Bank, are of a frivolous or vexatious nature;

       (h) all (if any) consents, authorizations, approvals and waivers from and resolutions of the holders of any class of shares in or from any of the creditors of, the Borrower or from any other party to any relevant deed or document or from any governmental or other authority required by the Borrower or the Guarantor in order for the Borrower to borrow up to the full amount of the Facilities and/or to execute, deliver and perform their respective obligations under this Agreement and the Security Documents have been duly obtained and passed and are in full force and effect;

       (i) neither the execution and delivery of this Agreement or the Security Documents nor the drawing or utilization by the Borrower of the full amount of the Facilities hereunder, nor the performance or observance by the Borrower and the Guarantor of any of their respective obligations hereunder will or would: -

             (i) conflict with, or result in any breach of or default under, any provision of any law, order, agreement, instrument, franchise, concession, licence, permit, liability, obligation or duty applicable to the Borrower or the Guarantor or by which they are bound; or

             (ii) cause any limit on any of the borrowing, guaranteeing, charging or other powers of the Borrower or the Guarantor or any of them (whether imposed by its Memorandum or Articles of Association or other incorporation documents or by agreement, instrument or otherwise), or upon any of the powers of the Board of Directors of the Borrower or the Guarantor to exercise any of such powers, or any other limit affecting the Borrower or the Guarantor to be exceeded; or

             (iii) create or result in, or (except for the Security Documents)
                   oblige the Borrower or the Guarantor to create, any lien, charge, security interest or other encumbrance on the whole or any part of the Borrower's or the Guarantor's property, assets or revenues, present or future;

       (j) the latest audited balance sheets and profit and loss accounts of the Borrower and the Guarantor, respectively, delivered to the Bank have been prepared in accordance with the accounting principles generally accepted in their respective countries of incorporation and on the basis of accounting policies consistently applied, and present fairly and accurately the results of the operations of the Borrower for the relevant accounting period and the financial position of the Borrower at the end of the accounting period to which they relate;

       (k) there has been no material adverse change in the business, assets, liabilities, profits, prospects or condition of the Borrower or the Guarantor since the date of the accounts referred to in Clause 5.01(j);

       (l) the information supplied to the Bank by the Borrower concerning itself and the Guarantor and all related matters are to the best of its knowledge and belief (having made all reasonable enquiries) true and accurate and do not contain any material mis-statement of fact or omit to state a material fact or any fact necessary to make any statement contained therein not misleading and all the forecasts and projections contained therein were made after due and careful consideration on its part, are based on the best information available to it and on fair and reasonable assumptions and are, in its considered opinion, fair and reasonable in the circumstances prevailing at the time such forecasts and projections were made and in the light of the assumptions made, and the Borrower is not aware at the date of this Agreement of any fact which might have a material effect on any of the information or on any of such assumptions or which constitutes a material fact for inclusion in the information or which might necessitate a material revision to any of the said forecasts or projections; and

       (m) the Borrower is the wholly-owned subsidiary of the Guarantor and more than 50 per cent. of the issued and paid-up share capital of the Guarantor is ultimately owned by entities controlled by
             Michael Steinhardt (Passport No.                   ).

5.02 The Borrower hereby represents and warrants to and undertakes with the Bank that each of the representations and warranties in Clause 5.01 (with the substitution in Clauses 5.01(j) and (k) of references to the then most recent audited balance sheets and profit and loss accounts of the Borrower and the Guarantor, respectively, if those referred to in paragraphs (j) and (k) as at that date shall not then be the most recent such accounts) will be true and accurate in all respects (other than any considered by the Bank not to be material) as though made on each date on which the Facilities are utilized and each Interest Payment Date with reference to the facts and circumstances subsisting on each such date.


6.     UNDERTAKINGS
       ------------

6.01 The Borrower hereby undertakes with the Bank from the date of this Agreement and for so long thereafter as the Term Loan or any other sum hereunder or under any of the Security Documents remains outstanding: -

       (a) that the Borrower shall, and shall procure that the Guarantor shall, furnish to the Bank annually as soon as possible and in any event not later than 180 days after the close of their respective financial years their respective audited financial statements consisting of a balance sheet as of the close of such respective financial years and a statement of profit and loss for the period then ended in accordance with generally accepted accounting practices in the Borrower's and the Guarantor's respective countries of incorporation and principles consistently applied and the Borrower shall also furnish to the Bank such other information in respect of its financial condition or otherwise as the Bank may from time to time reasonably require;

       (b) that the Borrower will take out and maintain or cause to be taken out and maintained with such insurance company as may be reasonably approved by the Bank all risk policies of insurance as the Bank may from time to time approve, fully insuring the assets of the Borrower against, inter alia, loss or damage by fire and all other risks commonly covered with respect to properties of a similar kind and such policies shall be in such amounts and shall contain such terms and provision as shall be approved by the Bank and such terms and provisions shall not be varied without the prior consent in writing of the Bank and shall contain standard mortgagee clauses naming the Bank as loss payee and the Borrower will punctually pay all premia payable in respect of the said policies of insurances and submit to the Bank receipts for such payment, and if the Borrower fails to comply with the provisions of this sub-clause the Bank may at its discretion (but without any obligation on its part to do so) have such insurance effected at the cost of the Borrower and all moneys paid by the Bank in respect of such insurances shall on demand be repaid to the Bank and until repayment shall be added to the Term Loan and bear interest accordingly and all other statutory powers of insurance for the said sum may be exercised by the Bank;

       (c) that the Borrower shall not except at the request or with the consent of the Bank effect or keep on foot any insurance against any risk in respect of any of the Borrower's assets where any insurance hereinbefore mentioned has been effected or kept on foot;

       (d) that the Borrower and the Guarantor shall duly pay and discharge all taxes, assessments and governmental charges upon them or against their respective properties prior to the date on which penalties become attached thereto other than those in respect of which the Borrower and/or the Guarantor (as the case may be) is contesting in good faith;

       (e) that the Borrower will carry on and conduct its affairs in a proper and efficient manner and will keep or cause to be kept all its properties, assets and plant in a good state of repair and condition in accordance with good commercial practice (fair wear and tear excepted);

       (f) that the Borrower shall maintain all such consents, authorizations, approvals, waivers and resolutions as are referred to in Clause 5.01(h), take immediate steps to obtain (and notify immediately the Bank of the taking of such steps) any others which may become necessary or advisable for the purposes mentioned in Clause 5.01(h), comply with all conditions and restrictions (if any) imposed in connection with any of the foregoing and maintain or accomplish any filing or registration which may be or become necessary or advisable for such purposes;

       (g) that the Borrower shall forthwith notify the Bank in writing of any such litigation, arbitration or administrative proceeding as is referred to in Clause 5.01(g) which is brought against the Borrower or the Guarantor, or any of the respective properties or assets of any of them, or which, to the Borrower's knowledge, is threatened and the amount of any relevant contingent liability if such amount is ascertainable;

       (h) that the Borrower will not declare, pay or make any dividend or other distribution, whether of an income or capital nature and whether in cash or in specie, in respect of any accounting period without the prior written consent of the Bank (such consent not to be unreasonably withheld);

       (i)   that the Borrower shall not repay or redeem any share capital;

       (j) that the Borrower will not (otherwise than pursuant to this Agreement) create or agree to create or permit to arise any mortgage, charge, debenture, pledge, lien or other encumbrance (save for liens arising by operation of law and in the ordinary course of trading and pledges over its properties, assets and/or services acquired pursuant to documentary credits opened in the ordinary course of trading for the purpose of financing acquisition thereof) over or in respect of any of its present or future undertaking, properties, assets, rights or revenues, or any part thereof, including its uncalled capital (if any) for the time being;

       (k) that unless otherwise first agreed in writing by the Bank the Borrower will not at any time form or acquire any subsidiary or subscribe or agree to subscribe for any shares of any subsidiary or make loans or (except in the ordinary course of trading) transfer any assets or grant any credit to any subsidiary or related corporation;

       (l) that it will procure that unless otherwise first agreed in writing by the Bank no alteration shall be made to the general nature of the business of the Borrower as carried on at the date of this Agreement which would constitute a substantial alteration and no alteration shall be made to its Memorandum and Articles of Association relating to its borrowing powers and principal business activities;

       (m) that the Borrower will not cause or suffer itself, to undergo any reorganization, take-over, reconstruction or amalgamation or any schemes of compromise or arrangement without the prior written approval of the Bank;

       (n) that (other than pursuant to this Agreement) the Borrower shall not without the prior written consent of the Bank (such consent not to be unreasonably withheld) borrow or raise any moneys from any bank or financial institution or advance moneys or give financial accommodation exceeding in the aggregate the sum of S$150,000 to any person;

       (o) that the Borrower shall notify the Bank of the occurrence of an Event of Default or an event or circumstance which constitutes or which with the giving of notice or lapse of time and/or determination of materiality or other condition would constitute an Event of Default or of a material adverse change in the business, assets or general condition of the Borrower or the Guarantor which could materially affect the ability of the Borrower or the Guarantor to perform their respective obligations under this Agreement and/or the Security Documents;

       (p) that the Borrower will ensure that during Year 1 and Year 2 all of the Borrower's Indebtedness to its Directors and shareholders (including, without limitation, the Indebtedness amounting to US$5,762,000) will be subordinated to all amounts owing to the Bank (both actual and contingent) under this Agreement and the Security Documents save and except as follows:

             (i) a maximum amount of up to S$3,000,000 may be repaid to the Guarantor in Year 1; and

             (ii) a further maximum amount of up to S$3,000,000 may be repaid to the Guarantor in Year 2.

       (q) that the Borrower shall supply immediately on request by the Bank all information regarding the Borrower's operations, finances and affairs as may be reasonably required;

       (r) that the Borrower shall not except on an arm's length basis and in the ordinary course of its business as now conducted by it part with, transfer, sell or otherwise dispose of or attempt to part with, transfer, sell or otherwise dispose of any of its undertakings, properties or assets;

       (s) that the Borrower shall not permit or suffer to permit any change of its shareholders and the Guarantor shall not permit or suffer to permit any change in control of more than 50 per cent. of its issued and paid-up share capital;

       (t) that the Borrower shall not grant issue or extend any guarantee or indemnity or enter into any other form of contractual undertaking or arrangement of similar effect in respect of any Indebtedness or obligations, actual or contingent, of any other person whatsoever except in the usual and ordinary course of trading as now conducted by it and its subsidiaries and for the purpose of the carrying on by it, or the relevant subsidiary, of its business;

       (u) that the Borrower will, from the date of this Agreement up to the Confirmation Date, on a monthly basis, provide to the Bank a progress report on the setting up of the production and/or post production facilities and all other salient particulars relating to the production and/or post production facilities;

       (v) that, in the event at any time the Project Costs exceed the aggregate of (i) the principal amount of the Term Loan; (ii) the equity injection of S$3,000,000 into the Borrower by the Guarantor and (iii) the loan from the Guarantor of the principal amount of the Dollar equivalent of US$5,762,000 if converted at the Bank's spot rate of exchange on that day, the Borrower will finance, or will procure that the Guarantor will finance, such excess costs from funds outside the Facilities; and

       (w) that the Borrower will use its best endeavours to ensure that neither Robert Walston nor Gavin Schutz will leave the employment of the Borrower and the Guarantor, respectively and Robert Walston will remain a Director of the Borrower and the Guarantor, respectively.

6.02 The Borrower undertakes with the Bank that, during the periods set out in the left column of the schedule below, it will procure that the respective Gearing Ratio set out in the right column of the schedule below shall not be exceeded: -

              Period                     Gearing Ratio
              ------                     -------------
              Year 1                         2.4:1
              Year 2                         2.3:1
              Year 3                         2.2:1
              Year 4                         1.5:1
              Year 5                         1.5:1
              Year 6 and Year 7              1.1:1

       In this Clause 6.02, "Gearing Ratio" means the ratio of (a) the aggregate of the Borrower's Indebtedness to banks and financial institutions to
       (b) the aggregate of (i) the Borrower's shareholders' loans to the Borrower; (ii) the Borrower's shareholders' funds and (iii) the Borrower's retained earnings.


7.     CONDITIONS
       ----------

7.01   The obligation of the Bank:

       (a) to make available the Facilities shall be subject to the condition that the Bank, or its duly authorized representative, shall have received, no later than five Banking Days before the first utilization of any of the Facilities the documents and evidence specified in Schedule 2 in form and substance satisfactory to the Bank; and

       (b) to permit any utilization of the Facilities in Singapore Dollars shall be subject to the condition that the Monetary Authority of Singapore shall have given (and not withdrawn) its consent for that purpose in accordance with MAS Notice 621.

7.02 The obligation of the Bank to comply with any request for utilization of the Facilities is subject to the further conditions that at the time of the request for, and at the time of, such utilization: -

       (a) the representations and warranties set out in Clause 5.01 (and so that the representation and warranty in Clause 5.01(j) shall for this purpose refer to the then latest financial statements delivered under Clause 6.01(a)) are true and correct on and as of each such time as if made with respect to the facts and circumstances existing at such time; and

       (b) no Event of Default or event or circumstance which constitutes or which with the giving of notice or lapse of time and/or determination of materiality or other condition would constitute an Event of Default shall have occurred and be continuing or would result from the proposed utilization of the Facilities.


8.     EVENTS OF DEFAULT
       -----------------

8.01   Each of the following events shall be an Event of Default:-

       (a) if the Borrower fails to pay any sum under this Agreement and/or the Security Documents within three Business Days of the due date thereof or if payable on demand within five Business Days of such demand being made by the Bank;

       (b) if the Borrower or the Guarantor shall fail or threatens to fail to perform or observe any of its obligations hereunder or under the Security Documents or any of them and in any case (except where the Bank considers that such failure is not capable of remedy) such failure shall continue for a period of 14 days following the date of the service by the Bank on the Borrower of notice requiring the same to be remedied; or

       (c) if any representation or warranty made or deemed to be made by the Borrower or the Guarantor in or pursuant to this Agreement or the Security Documents or any of them or in any notice, certificate, instrument, document or statement contemplated hereby or thereby or made or delivered pursuant hereto or thereto is or proves to have been untrue or inaccurate in any respect considered by the Bank to be material; or

       (d) if any of the consents, authorizations, approval, waivers or resolutions referred to in Clause 5.01(h) shall be modified in a manner unacceptable to the Bank or shall be wholly or partly revoked, withdrawn, suspended or terminated or shall expire and not be renewed or shall otherwise fail to remain in full force and effect and such circumstances are reasonably considered by the Bank to be material; or

       (e)   if in respect of the Borrower or the Guarantor: -

             (i) any Indebtedness shall become capable of being declared due prematurely by reason of default in its obligations in respect of the same or it shall fail to make any payment in respect thereof on the due date for such payment or within any applicable grace period in respect thereof, or the security for any such Indebtedness shall become enforceable;

             (ii) any application or petition shall be presented or any order shall be made by a competent court or other appropriate authority or any resolution shall be passed for its bankruptcy, liquidation, winding up or dissolution (as the case may be) or in respect of the Borrower, any application or petition shall be presented or order shall be made by a competent court or other appropriate authority or any resolution passed for the appointment of a liquidator, judicial manager, trustee or similar official of it or of all or a material part of its assets;

             (iii) an encumbrancer takes possession of or a receiver is appointed over its undertaking or the whole or any part of its chattels, properties, assets, rights or revenues or a distress or execution or other similar process shall be levied or enforced upon or sued out against a material part of its chattels, properties, assets, rights or revenues;

             (iv) it shall stop payment to creditors generally or shall be unable to or admits inability to pay its debts as they fall due or proposes or enters into any composition or other arrangement for the benefit of its creditors generally;

       (f) if, in the opinion of the Bank it shall become impossible or unlawful for the Borrower or the Guarantor to fulfil any of their respective undertakings or obligations contained herein or in the Security Documents or any of them or for the Bank to exercise the rights or any of them vested in it under the aforesaid documents or otherwise; or

       (g) if anything shall be done or suffered or omitted to be done by the Borrower or the Guarantor which, in the reasonable opinion of the Bank imperils or may imperil the performance of the obligations or the security created by this Agreement, the Security Documents or any of them; or

       (h) if any legal proceedings suits or actions of any kind whatsoever whether criminal or civil) shall be instituted against the Borrower and/or the Guarantor which in the opinion of the Bank may materially and adversely affect the Borrower's or the Guarantor's ability to perform their respective obligations under this Agreement or the Security Documents such opinion so formed being binding and conclusive on the Borrower or the Guarantor (as the case may be); or

       (i) if the Borrower or the Guarantor shall transfer or otherwise dispose of all or substantially all of their respective assets to any person, firm or corporation; or

       (j) if the Borrower is declared by the Minister to be a declared company under the provisions of Part IX of the Companies Act (Cap
             50); or

       (k) if there is any material adverse change in the nature of the business, assets or general conditions of the Borrower or the Guarantor or if there is any change in the shareholding of the Borrower or in the control of more than 50 per cent. of the issued and paid-up share capital of the Guarantor without the prior written consent of the Bank; or

       (l) if, in the opinion of the Bank, the security in the Security Documents or the business of the Borrower is in jeopardy; or

       (m) if any event occurs (including, without limitation, the repudiation or termination of the MTV Contract) which, in the opinion of the Bank acting in good faith, is likely to materially and adversely affect the Borrower's or the Guarantor's ability to perform or comply with all or any of their respective obligations under this Agreement or the Security Documents

       Provided that, notwithstanding any other provision herein or in the Security Documents, neither the exercise by MTV Asia LDC of the Cancellation Option pursuant to the terms of the MTV Contract nor the Borrower's performance of its obligations under Clause 2.3 of the MTV Contract shall constitute an Event of Default.

8.02 The Bank may at any time after the happening of an Event of Default or any notice pursuant to Clause 6.01(o) shall have been given by the Borrower, so long as such Event of Default is continuing, by notice in writing to the Borrower declare that: -

       (a)   the Facilities are immediately cancelled; and

       (b) all amounts owing by the Borrower under this Agreement have become immediately due and payable;

       and the Borrower shall forthwith make payment of all such amounts.

8.03 If any moneys owing contingently under this Agreement are paid to the Bank as a result of a declaration pursuant to Clause 8.02, then the moneys so received may be credited by the Bank to a cash collateral account in the name of the Borrower. Such account and the moneys standing to its credit shall stand charged to the Bank by way of security for the performance of the Borrower's obligations in respect of which such sum was paid.


9.     DEFAULT INTEREST AND INDEMNITIES
       --------------------------------

9.01 The Borrower shall pay interest on sums not paid on due date under this Agreement from due date up to the date of actual payment (as well after as before judgment) at a rate of six per cent. (6%) per annum above the Prime Rate or at such other rate as the Bank may from time to time at its sole discretion determine.

9.02 The Borrower shall indemnify the Bank against any loss (including loss of interest) or expense which the Bank shall certify as incurred by it as a consequence of (i) any default in payment by the Borrower of any sum under this Agreement when due, (ii) the occurrence of any Event of Default, (iii) any prepayment of any moneys being made under Clause 10 or (iv)) any moneys not being advanced for any reason after they have been requested other than the Bank's failure to make such advance in default of its obligations hereunder, including, in any such case, but not limited to, any loss or expense incurred in maintaining or funding such moneys or in liquidating or re-employing deposits from third parties acquired to effect or maintain any proposed utilization of the Facilities.

9.03 No payment to the Bank under this Agreement pursuant to any judgment or order of any court or otherwise shall operate to discharge the obligations of the Borrower in respect of which it was made unless and until payment in full shall have been received in Dollars, and to the extent that the amount of any such payment shall on actual conversion into Dollars fall short of the amount of the relevant obligation expressed in Dollars, the Bank shall have a further and separate cause of action against the Borrower for the recovery of such sum as shall after conversion into Dollars be equal to the amount of the shortfall.


10.    UNLAWFULNESS; INCREASED COSTS; CANCELLATION OF MTV CONTRACT
       -----------------------------------------------------------

10.01 If any law or regulation or any order of any court, tribunal or authority binding upon the Bank renders it unlawful for the Bank to make available or to fund any of the Facilities then the Bank shall forthwith notify the Borrower and the Banks' obligation to make the Facilities available shall forthwith cease. If it shall be unlawful for the Bank to maintain or fund any amounts outstanding in respect of the Facilities then the Bank shall give notice to the Borrower requiring the Borrower to prepay without prepayment fee all moneys outstanding (whether contingently or otherwise), under this Agreement either (i) forthwith or (ii) on a future specified date and the Borrower shall prepay such moneys in accordance with such notice, together with accrued interest thereon to the date of prepayment and all other sums payable by the Borrower under this Agreement and the Bank's obligation under this Agreement shall thereupon terminate. Any amount prepaid pursuant to this Clause 10.01 in respect of a contingent obligation may be applied by the Bank in the manner described in Clause 8.04.

10.02 If any law or regulation or any order of any court, tribunal or authority binding upon the Bank taking effect after the date of this Agreement or if compliance by the Bank with any direction, request or requirement (whether or not having the force of law) of any competent governmental or other authority shall: -

       (a) subject the Bank to Taxes or change the basis of Taxation of the Bank with respect to any payment under this Agreement (other than Taxes or Taxation on the overall net income of the Bank); or

       (b) impose, modify or deem applicable any capital adequacy, liquidity or reserve requirements or other prudential or similar requirements or require the making of any special deposits against or in respect of any assets or liabilities of, deposits with or for the account of, or loans by, the Bank; or

       (c) impose on the Bank any other condition with respect to this Agreement or its obligations under this Agreement,

       and, as a result of any of the foregoing, the cost to the Bank of making the Facilities available or maintaining or funding any amounts outstanding in respect of them is increased or the amount payable or the effective return to the Bank under this Agreement is reduced, the Borrower shall on demand pay to the Bank the amount which the Bank specifies is required to compensate the Bank for such increased cost or reduction. Such specification by the Bank as to the amount required to compensate the Bank for such increased cost or reduction shall, in the absence of manifest error, be conclusive and binding on the Borrower.

10.03 The Borrower shall, upon its receipt of written notice from MTV Asia LDC of its intention to exercise the Cancellation Option, forthwith notify the Bank thereof and shall prepay all moneys outstanding (whether contingently or otherwise) under this Agreement on the Cancellation Date, together with accrued interest thereon to the date of prepayment, a prepayment fee at the rate of zero point five per cent. on the principal amount prepaid and all other sums payable by the Borrower under this Agreement and the Bank's obligations under this Agreement shall thereupon terminate.

11.    SET-OFF
       -------

11.01 The Borrower authorizes the Bank to debit any account of the Borrower with the Bank at any of its branches in or towards satisfaction of any sum then due and payable from the Borrower to the Bank whether such liability is actual or contingent, principal or collateral or several or joint, notwithstanding that such debiting may result in the Borrower's account or accounts being overdrawn. For this purpose the Bank is authorized to purchase with the moneys standing to the credit of such account such other currencies as may be necessary to effect such application.


12.    ASSIGNMENT
       ----------

12.01 This Agreement shall be binding upon, and enure for the benefit of, the Bank and the Borrower and their respective successors. The Borrower may not assign or transfer any of its rights or obligations under this Agreement. The Bank may assign all or any part of its rights or transfer all or any part of its obligations under this Agreement to any bank or other financial institution having the ability to perform this Agreement. If the Bank assigns all or any part of its rights or transfers all or any part of its obligations as provided in this Clause 12.01 all relevant references in this Agreement and the Security Documents to the Bank shall thereafter be construed as a reference to the Bank and/or its assignee(s) or transferee(s) (as the case may be) to the extent of their respective interests.

12.02 The Bank may disclose to the Guarantor, to a potential assignee or transferee or to any other person who may propose entering into contractual relations with the Bank in relation to this Agreement such information about the Borrower as the Bank shall consider appropriate.


13.    NOTICES AND OTHER MATTERS
       -------------------------

13.01 Every notice or other communication under this Agreement shall be in writing, delivered personally by prepaid letter or telex addressed to the relevant party at its address stated above or to any telex number which is published as belonging to it (or such other address or telex number as is notified by one party to the other under this Agreement). Every notice or other communication shall, subject as otherwise provided in this Agreement, be deemed to have been received, in the case of a letter when delivered personally or five days after it has been put into the post and, in the case of a telex, at the time of despatch with confirmed answerback of the addressee appearing at the beginning and end of the transmission (provided that if the date of despatch is not a Banking Day it shall be deemed to have been received at the opening of business on the next such Banking Day).

13.02 Time is of the essence of this Agreement but no failure or delay on the part of the Bank to exercise any power, right or remedy under this Agreement shall operate as a waiver thereof nor shall any single or partial exercise by the Bank of any power, right or remedy preclude any other power, right or remedy. The remedies provided in this Agreement are cumulative and are not exclusive of any remedies provided by law.

13.03 This Agreement may only be amended by instrument in writing signed by or on behalf of all parties affected by such amendment.

13.04 If at any time any one or more of the provisions herein or in the Security Documents is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereof.


14.    LAW
       ---

14.01 This Agreement is governed by and shall be construed in accordance with the laws of Singapore and the Borrower irrevocably and unconditionally submits to the non-exclusive jurisdiction of the Singapore courts.


   IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed.

                                  SCHEDULE 1
                                  ----------


             Form of [Drawdown Notice/Tranche 2 Drawdown Notice]*
             ----------------------------------------------------

Date:

To:     The Hongkong and Shanghai Banking Corporation Limited
        [40-A Orchard Road #01-00
        MacDonald House
        Singapore 0923

               Facility Agreement dated.....................1995
               -------------------------------------------------


We refer to the above Facility Agreement and hereby give you notice that we wish to draw [an Advance of S$............/Tranche 2 of S$1,857,000]* on............
19... The funds should be credited to [name and number of account] with [bank in Singapore].

We confirm that: -

(i) no event or circumstance has occurred and is continuing which constitutes, or which with the giving of notice of lapse of time or both would constitute, an Event of Default;

(ii) the representations and warranties contained in Clause 5.01 of the Facility Agreement (and so that the representation and warranty in Clause 5.01(j) for this purpose refers to the latest audited financial statements of the Borrower and the Guarantor, respectively) are true and correct at the date hereof as if made with respect to the facts and circumstances existing at such date; and

(iii) there has been no material adverse change in (a) our or Four Media Company's business operations or (b) our or Four Media Company's financial position from that set forth in the financial statements referred to in (ii) above.


Words and expressions defined in the Facility Agreement shall have the same meanings when used herein.

For and on behalf of
FOUR MEDIA COMPANY ASIA PTE LTD

 .......................
(* Delete where inapplicable)

                                  SCHEDULE 2
                                  ----------


                            Documents and evidence
                            ----------------------
                       required as conditions precedent
                       --------------------------------

(a) A copy, certified as a true, complete and up to date copy by an authorized officer of the incorporation documents of the Borrower.

(b) A copy, certified as a true copy by an authorized officer, of resolutions of the Board of Directors of the Borrower and the Guarantor evidencing approval of this Agreement and the Security Documents to which it is a party and authorizing its appropriate officers to execute and deliver this Agreement and the Security Documents to which it is a party and to give all notices and take all other action required under this Agreement and the Security Documents.

(c) A set of specimen signatures of the persons referred to in paragraph (b) above, duly authenticated on behalf of the Borrower.

(d) The Certificate of Incumbency (in form and substance satisfactory to the Bank) signed and sealed by the Secretary of the Guarantor.

(e) A copy, certified as a true copy by an authorized officer, of all authorizations required by the Borrower to authorize, or required by the Borrower and the Guarantor in connection with, the execution, delivery, performance, validity, enforceability and admissibility in evidence of this Agreement and the Security Documents.

(f) The Security Documents and the MTV Contract duly executed by the Borrower and/or the Guarantor and (where applicable) duly stamped, together with such further documentation as may be required in connection with the registration, completion and perfection in all respects of the security thereby created.

(g) Legal opinions (in form and substance satisfactory to the Bank) by solicitors in the relevant jurisdictions in respect of (i) the Guarantor's entry into and performance of the Guarantee and the Deed of Subordination and (ii) MTV Asia LDC's entry into and performance of the MTV Contract.

(h)  Evidence satisfactory to the Bank that (i) Michael Steinhardt (Passport
     No.           ) controls the entities which ultimately hold more than 50 per cent. of the issued and paid-up share capital of the Guarantor; (ii) the Guarantor is the legal and beneficial owner of all the shares in the Borrower; (iii) the Guarantor has made loans of up to US$5,762,000 to the Borrower and (iv) the equity injection and loans referred to in (ii) and
     (iii) above have been utilized by the Borrower to partially fund the acquisition of the Project Costs.

(i) An independent auditor's report confirming that the Borrower's issued and paid-up capital is at least S$3,000,000.

(j)  Bank references satisfactory to the Bank from the Borrower's bankers.

                                                                     Agreement

SIGNED for and on behalf of            )
FOUR MEDIA COMPANY ASIA PTE            )    /s/ Robert Walston
LTD in the presence of:                )


/s/ John Sabin

Signed by Lilian Yap Ah Wan            )
as Attorney for THE HONGKONG           )
AND SHANGHAI BANKING                   )
CORPORATION LIMITED                    )
acting under                           )
a Power of Attorney dated              )
the 11th day of May 1983               )
(a copy of which was deposited)        )    /s/ Lilian Wan
in the Registry, Supreme               )
Court, Singapore on the 23rd day       )
of June 1983 and registered            )
as No. 2654 of 1983) in the            )
presence of:                           )


        /s/ Cheng Wei Lin